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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement of Shurgard Storage Centers, Inc. on Form S-3 of our report dated February 11, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Shurgard Storage Centers, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.

/S/ Deloitte & Touche llp
Deloitte & Touche llp

Seattle, Washington
January 24, 2001